UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 12, 2015
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3432319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Broadway
Cambridge, MA 02142
(617) 444-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2015, the Compensation Committee of the Board of Directors of Akamai Technologies, Inc. (“Akamai” or the “Company”) approved amendments to the form of change in control agreement (the “CIC Agreement”) for its executive officers (excluding the Chief Executive Officer) and other members of senior management. It is anticipated that all of such individuals will enter into a CIC Agreement with the Company to replace existing agreements terminated by the Company effective in December 2015..
The CIC Agreement has been amended to eliminate “single trigger” vesting for restricted stock units (“RSUs”) with performance-based vesting conditions granted after November 12, 2015 unless such RSUs are not assumed by the acquirer. As provided in the newly-adopted form of performance RSU agreement approved by the Compensation Committee (the “RSU Agreement”), upon the occurrence of an Acquisition Event (as defined in the Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended), RSUs with performance-based vesting conditions assumed by an acquiring or succeeding entity will convert into time-based vesting RSUs on the same vesting schedule but without reference to any performance-based conditions (a “Replacement Award”). Under the provisions of the CIC Agreement, in the event that the executive’s employment is subsequently terminated by the acquiring or succeeding entity for a reason other than Cause (as defined in the CIC Agreement) or by the executive for Good Reason (as defined in the CIC Agreement), in either case within twelve months after a Change in Control Event (as defined in the CIC Agreement), all of the remaining unvested portion of the Replacement Award will become vested as of the date of the executive’s termination of employment.
The CIC Agreement has also been amended to provide that, in the event that the executive’s employment is terminated by the acquiring or succeeding entity for a reason other than Cause or by the employee for Good Reason, in either case within twelve months after a Change in Control Event, he or she will be entitled to a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under the Company’s Executive Bonus Plan in effect immediately before the Change in Control Event pro-rated based on the date on which the Change in Control Event occurred.

The foregoing descriptions of the CIC Agreement and the RSU Agreement are qualified in their entirety by the full text of the CIC Agreement and the RSU Agreement, respectively, set forth in Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

On November 12, 2015, the Compensation Committee also approved an amendment to the employment agreement between the Company and F. Thomson Leighton, its Chief Executive Officer, who will not be party to a CIC Agreement (“Employment Agreement Amendment”). The Employment Agreement Amendment provides for the same treatment of Dr. Leighton’s performance RSUs and payment of a pro-rated bonus following a termination for Cause (as defined therein) or resignation for Good Reason (as defined therein) under the circumstances described above. The foregoing description of the Employment Agreement Amendment is qualified in its entirety by the full text of the Employment Agreement Amendment set forth in Exhibit 99.3 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

99.1	Form of 2015 Executive Change in Control and Severance Agreement

99.2	Form of Performance-Based Vesting Restricted Stock Unit Agreement

99.3	Amendment to Employment Agreement between Akamai Technologies, Inc. and F. Thomson Leighton

99.4	Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2015	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President and General Counsel

EXHIBIT INDEX

99.1	Form of 2015 Executive Change in Control and Severance Agreement

99.2	Form of Performance-Based Vesting Restricted Stock Unit Agreement

99.3	Amendment to Employment Agreement between Akamai Technologies, Inc. and F. Thomson Leighton

99.4	Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended (1)
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(1)     Filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on May 15, 2015 (File No. 333-204208).